1615 Poydras St. ▪ New Orleans, LA 70112	Financial and Media Contact:
David P. Joint
(504) 582-4203

McMoRan Exploration Co. Updates
Gulf of Mexico Operations Following Hurricane Isaac

NEW ORLEANS, LA, September 4, 2012 – McMoRan Exploration Co. (NYSE: MMR) today reported on the status of its operations following Hurricane Isaac, which impacted Gulf of Mexico operations prior to making landfall on the coast of Louisiana on August 28, 2012.  Prior to the storm, McMoRan was engaged in recompletion activities at Davy Jones No. 1 on South Marsh Island Block 230 and in exploratory activities at Blackbeard West No. 2 on Ship Shoal Block 188 and Lineham Creek onshore in Cameron Parish, Louisiana.  These rigs, which were secured and evacuated for the storm, sustained no significant damage. Rig crews have been re-mobilized following the evacuation and operations have resumed.

Following the storm, McMoRan also completed initial assessments of the McMoRan-operated producing properties in the Gulf of Mexico and received reports from third-party operators on certain properties, including Flatrock at South Marsh Island Block 212.  There was no significant damage to McMoRan’s producing properties resulting from Hurricane Isaac and efforts are under way to re-establish production.

At Davy Jones No. 1, McMoRan has made progress in operations required to test the well and is working expeditiously to conclude testing operations on the first shallow water, sub-salt ultra-deep well on the Gulf of Mexico Shelf.  As previously reported McMoRan successfully perforated 165 feet of Wilcox sands in July 2012.  Prior to removing the blow out preventer and installing the production tree, McMoRan performed a routine pressure test on the seal system, which indicated that the seal assembly needed to be replaced.  Prior to evacuating for the storm, McMoRan successfully suppressed flow in the well, removed the production tubing and cleaned out the wellbore to approximately 27,500 feet.  Remaining steps required before flow testing include cleaning out the bottom 900 feet of the hole, installing the seal assembly, packer and production tubing in the hole, removing the blowout preventer and installing the production tree.  Operations have resumed following Hurricane Isaac to complete the remaining steps and McMoRan currently expects to conduct a measurable flow test during the month of September 2012.  Timing estimates may vary depending on operating conditions in the well, weather and other factors.

As previously reported, McMoRan has drilled two successful ultra-deep sub-salt wells in the Davy Jones field. The Davy Jones No. 1 well logged 200 net feet of pay in multiple Wilcox sands, which were all full to base. The Davy Jones offset appraisal well (Davy Jones No. 2), which is located two and a half miles southwest of Davy Jones No. 1, confirmed 120 net feet of pay in multiple Wilcox sands, indicating continuity across the major structural features of the Davy Jones prospect, and also encountered 192 net feet of potential hydrocarbons in the Tuscaloosa and Lower Cretaceous carbonate sections.

Davy Jones involves a large ultra-deep structure encompassing four OCS lease blocks (20,000 acres). McMoRan is the operator and holds a 63.4 percent working interest and a 50.2 percent net revenue interest in Davy Jones. Other working interest owners in Davy Jones include: Energy XXI (NASDAQ: EXXI) (15.8%), JX Nippon Oil Exploration (Gulf) Limited (12%) and Moncrief Offshore LLC (8.8%).

McMoRan Exploration Co. is an independent public company engaged in the exploration, development and production of natural gas and oil in the shallow waters of the Gulf of Mexico Shelf and onshore in the Gulf Coast area.  Additional information about McMoRan is available on its internet website “www.mcmoran.com”.

CAUTIONARY STATEMENT: This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. We caution readers that forward-looking statements are not guarantees of future performance or exploration and development success, and our actual exploration experience and future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding various oil and gas discoveries, oil and gas exploration, development and production activities and costs, capital expenditures, reclamation, indemnification and environmental obligations and costs, the potential for or expectation of successful flow tests, anticipated and potential quarterly and annual production and flow rates, reserve estimates, projected operating cash flows and liquidity and other statements that are not historical facts. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they may have on our results of operations or financial condition.  Important factors that may cause actual results to differ materially from those anticipated by forward-looking statements include, but are not limited to, those associated with general economic and business conditions, failure to realize expected value creation from acquired properties, variations in the market demand for, and prices of, oil and natural gas, drilling results, unanticipated fluctuations in flow rates of producing wells due to mechanical or operational issues (including those experienced at wells operated by third parties where we are a participant), changes in oil and natural gas reserve expectations, the potential adoption of new governmental regulations, unanticipated hazards for which we have limited or no insurance coverage, failure of third party partners to fulfill their capital and other commitments, the ability to satisfy future cash obligations and environmental costs, adverse conditions, such as high temperatures and pressure that could lead to mechanical failures or increased costs, the ability to retain current or future lease acreage rights, the ability to satisfy future cash obligations and environmental costs, access to capital to fund drilling activities, as well as other general exploration and development risks and hazards and other factors described in more detail in Part I, Item 1A. "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example the market prices of oil and natural gas, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update our forward-looking statements more frequently than quarterly, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements.

#     #     #